Exhibit 16

PricewaterhouseCoopers LLP

Two Commerce Square, Suite 1700

2001 Market Street

Philadelphia PA 19103-7042

Telephone (267) 330 3000

Facsimile (267) 330 3300

June 21, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Constar International Inc. 401(k) Retirement Savings Plan (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K,(1) as part of the Company’s Form 8-K report dated May 31, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP